                                                                    EXHIBIT h(6)

                                 FIRST AMENDMENT
                           TO ADMINISTRATION AGREEMENT
                               DATED JULY 1, 2001,
                                  BY AND AMONG
            AMERISTOCK MUTUAL FUND, INC., AMERISTOCK CORPORATION AND
                        ALPS MUTUAL FUNDS SERVICES, INC.

     THIS AMENDMENT is made as of August 5, 2002, by and between Ameristock Mutual Fund, Inc., a Maryland corporation (the "Fund"), Ameristock Corporation, a California corporation ("Ameristock"), and ALPS Mutual Funds Services, Inc., a Colorado corporation ("ALPS").

     WHEREAS, the Fund, Ameristock, and ALPS have entered into an Administration Agreement (the "Agreement") dated July 1, 2001.

     WHEREAS, the Fund, Ameristock, and ALPS wish to modify the provisions of the Agreement to reflect a two (2) year term.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1.   TERM. Section 5 of the Agreement shall be deleted and replaced with:
     The initial term of the Agreement shall be until August 4, 2004. Thereafter, the Agreement shall continue unless terminated by either Party upon sixty (60) days prior written notice to the other Party.

     2. MISCELLANEOUS. Other than as amended hereby, all terms and conditions of the Agreement are unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.


AMERISTOCK MUTUAL FUND, INC.                AMERISTOCK CORPORATION

By:                                         By:
    -----------------------------------         --------------------------------
Name:                                       Name:
      ---------------------------------           ------------------------------
Title:                                      Title:
       --------------------------------            -----------------------------


ALPS MUTUAL FUNDS SERVICES, INC.

By:
    -----------------------------------
Name:  Jeremy O. May
Title: Senior Vice President